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                                                                    Exhibit 3.11


                       CORPORATE ACCESS NUMBER: 2010209241

                                 [ALBERTA LOGO]

                            BUSINESS CORPORATIONS ACT


                                   CERTIFICATE

                                       OF

                                  INCORPORATION


                           GREY WOLF EXPLORATION INC.
                   WAS INCORPORATED IN ALBERTA ON 2002/12/06.

                                                                       [GRAPHIC]

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                            ARTICLES OF INCORPORATION
                                       FOR
                           GREY WOLF EXPLORATION INC.

Share Structure:                   THE CORPORATION IS AUTHORIZED TO ISSUE AN
                                   UNLIMITED NUMBER OF COMMON SHARES

Share Transfers Restrictions:      NO SHARES OF THE CORPORATION SHALL BE
                                   TRANSFERRED WITHOUT THE APPROVAL OF THE BOARD
                                   OF DIRECTORS

Number of Directors:
Min Number of Directors:           1
Max Number of Directors:           11
Business Restricted To:            NONE
Business Restricted From:          NONE

Other Provisions:                  SEE SCHEDULE A ATTACHED

                     Registration Authorized By: JAYNE LEONG
                                                 AGENT OF CORPORATION

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            INCORPORATE ALBERTA CORPORATION - REGISTRATION STATEMENT

SERVICE REQUEST NUMBER:            4506469
ALBERTA CORPORATION TYPE:          Named Alberta Corporation
LEGAL ENTITY NAME:                 GREY WOLF EXPLORATION INC.
FRENCH EQUIVALENT NAME:
NUANS NUMBER:                      75614998
NUANS DATE:                        2002/12/06
FRENCH NUANS NUMBER:
FRENCH NUANS DATE:

REGISTERED ADDRESS
STREET:                            1900, 333 - 7 AVENUE SW
LEGAL DESCRIPTION:
CITY:                              CALGARY
PROVINCE:                          ALBERTA
POSTAL CODE:                       T2P 2Z1

RECORDS ADDRESS
STREET:                            1900, 333 - 7 AVENUE SW
LEGAL DESCRIPTION:
CITY:                              CALGARY
PROVINCE:                          ALBERTA
POSTAL CODE:                       T2P 2Z1

ADDRESS FOR SERVICE BY MAIL
POST OFFICE BOX:
CITY:
PROVINCE:
POSTAL CODE:
INTERNET MAIL ID:
SHARE STRUCTURE:                   THE CORPORATION IS AUTHORIZED TO ISSUE AN
                                   UNLIMITED NUMBER OF COMMON SHARES

SHARE TRANSFERS RESTRICTIONS:      NO SHARES OF THE CORPORATION SHALL BE
                                   TRANSFERRED WITHOUT THE APPROVAL OF THE
                                   BOARD OF DIRECTORS
NUMBER OF DIRECTORS:
MIN NUMBER OF DIRECTORS:           1
MAX NUMBER OF DIRECTORS:           11
BUSINESS RESTRICTED TO:            NONE

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BUSINESS RESTRICTED FROM:          NONE
OTHER PROVISIONS:                  SEE SCHEDULE A ATTACHED
PROFESSIONAL ENDORSEMENT PROVIDED:
FUTURE DATING REQUIRED:
REGISTRATION DATE:                 2002/12/06

DIRECTOR
LAST NAME:                         TKACHYK
FIRST NAME:                        VINCE
MIDDLE NAME:
STREET/BOX NUMBER:                 409 HAWKSIDE MEWS NW
CITY:                              CALGARY
PROVINCE:                          ALBERTA
POSTAL CODE:                       T3G 3R9
COUNTRY:
RESIDENT CANADIAN:                 Y

LAST NAME:                         WATSON
FIRST NAME:                        ROBERT
MIDDLE NAME:                       L.G.
STREET/BOX NUMBER:                 909 NE LOOP 4l 0 STE. 900
CITY:                              SAN ANTONIO
PROVINCE:                          TEXAS
POSTAL CODE:                       78208
COUNTRY:
RESIDENT CANADIAN:

ATTACHMENT

ATTACHMENT TYPE              MICROFILM BAR CODE     DATE RECORDED
-----------------------------------------------------------------
Other Rules or Provisions    ELECTRONIC             2002/12/06

REGISTRATION AUTHORIZED BY: JAYNE LEONG
                            AGENT OF CORPORATION

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Schedule A

6. Other Provisions:

l. The number of shareholders of the Corporation exclusive of persons who are in the employment of the Corporation and are shareholders and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after the termination of that employment, is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for the Corporation's securities is prohibited.

3. The directors of the Corporation may, without authorization of the shareholders:
i. Borrow money on the credit of the Corporation;
ii. Issue, reissue, sell or pledge debt obligations of the Corporation;
iii. Subject to the Business Corporations Act (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
iv. Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

4. The directors may, by resolution, delegate the powers referred to in 3 hereof to a director, a committee of directors or an officer.

5. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed I/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

6. Meetings of the shareholders may be held at any place within Canada or the United States of America.